EXHIBIT 10.1

AGREEMENT REGARDING LOAN

THIS AGREEMENT REGARDING LOAN (this “Transfer Agreement”) is dated and made effective as of January 7, 2010 by and among MATTERHORN FINANCIAL SERVICES LLC, a California limited liability company (“Borrower”), PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company (“PCM”), and VÄRDE INVESTMENT PARTNERS, L.P., a Delaware limited partnership (“Lender”).

RECITALS:

WHEREAS, Borrower, PCM and Lender are parties to that certain Master Loan Agreement dated as of June 10, 2004, as amended (the “Loan Agreement”).

WHEREAS, Borrower and Lender desire to set forth certain additional agreements regarding the Loan Agreement and related matters.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Definitions.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

2.           Note Payment. Lender agrees, notwithstanding any provisions of Sections 3.4 and 3.5 of the Loan Agreement to the contrary, to accept $1,075,425.36 as full payment and satisfaction of all of the Notes (including any Contingent Payment) (the “Note Payment”).  Lender agrees that Borrower will retain an additional $500,000 from the proceeds of the sale of certain remaining Assets to North Star Capital Acquisition LLC.

3.           Notes Paid in Full; Release of Security Interests.  Lender agrees that, effective upon Lender’s receipt of the Note Payment: (i) all of the Notes will be satisfied and paid in full and (ii) Lender hereby releases any security interest granted in favor of Lender under the Loan Documents.

4.           Acceleration of Facility Termination Date.  The Facility Termination Date is hereby accelerated to be the date first written above.

5.           Indemnity by Borrower and PCM.  In consideration of Lender’s agreements herein, Borrower and PCM hereby agree to jointly and severally indemnify, defend and hold Lender and Lender’s Affiliates harmless from and against any and all losses, damages, costs, claims, expenses (including reasonable attorneys fees) and liabilities to third parties growing out of or resulting from any real, personal, or intangible property owned or serviced by Borrower or PCM or which was ever an “Asset” under the Loan Agreement.

6.           Representations. Each party (as the “Representing Party”) represents and warrants to the other party that (i) the Representing Party (including any person signing on behalf of a Representing Party) has the full power and authority to execute, deliver and perform this Transfer Agreement; (ii) the execution, delivery and performance of this Transfer Agreement by the Representing Party and the consummation of the transactions contemplated hereby by the Representing Party have been duly and validly authorized by the Representing Party; (iii) the Representing Party has duly executed and delivered this Transfer Agreement; (iv) this Transfer Agreement evidences the valid, binding and enforceable obligation of the Representing Party except as limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or general equitable principles; and (v) all requisite action has been taken by the Representing Party to make this Transfer Agreement valid and binding upon the Representing Party in accordance with its terms.

7.           Free Act and Deed. This Transfer Agreement and the exhibits hereto have been reviewed by Borrower, who acknowledges and agrees as follows: (i) Borrower understands fully the terms of this Transfer Agreement and the consequences of the issuance hereof and thereof; (ii) Borrower has been afforded an opportunity to have this Transfer Agreement reviewed by its attorney and to discuss all such documents with such attorney and other consultants as it may wish; and (iii) Borrower has entered into this Transfer Agreement of its own free will and accord and without threat or duress.

8.           Governing Law.  This Transfer Agreement and the legal relationship between the parties hereto shall be governed and construed in accordance with the laws of the State of Minnesota.

9.           Entire Agreement.  It is understood and agreed that this Transfer Agreement constitutes the entire agreement between the parties, and no oral or written statements, promise, or understandings not included in this writing shall be valid or binding.

10.         Survivability.  This Transfer Agreement shall be binding on the respective successors, assigns, distributees, or legal representatives of the parties shall constitute the entire agreement of the parties, and shall not be modified or amended except by a writing executed by all parties.  Except as set forth herein, no other amendment to the Loan Documents is intended and the covenants, agreements, representations and warranties contained in the Loan Documents and herein shall survive the execution, delivery and performance of this Transfer Agreement.

11.         Representations. No waiver, amendment, or other variation of the terms, conditions or provisions of this Transfer Agreement shall be valid unless in writing and signed by all of the signatories hereto, and then only to the extent specifically set forth in such writing. The parties agree that they will not rely upon any representations that purport to vary or amend the terms of this instrument or the conditions of enforcement thereof, in any manner except as set forth in this section, notwithstanding any assertions of authority to vary this instrument verbally as given by any person.

12.         Headings. Headings in this Transfer Agreement are for convenience only and shall not be used to interpret or construe its provisions.

13.         Counterparts. This Transfer Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute on and the same instrument.

[The remainder of this page was intentionally left blank.]

AGREEMENT REGARDING LOAN

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have caused this Transfer Agreement to be executed as of the date first written above.

BORROWER:	PCM:
MATTERHORN FINANCIAL SERVICES LLC, a California limited liability company, by Performance Capital Management, LLC, a California limited liability company, its Sole Member

By:     /s/ David J. Caldwell
Name:   David Caldwell
Its:        Chief Operating Officer

PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company By: /s/ David J. Caldwell Name: David Caldwell Its: Chief Operating Officer
LENDER:

VÄRDE INVESTMENT PARTNERS, L.P., a Delaware limited partnership, by Värde Investment Partners G.P., LLC, a Delaware limited liability company, its General Partner, by Värde Partners, L.P., a Delaware limited partnership, its Managing Member, by Värde Partners, Inc., a Delaware corporation, its General Partner

By:     /s/ Christopher N. Giles
Name:     Christopher N. Giles
Its:      Vice President